UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2021

The United States Basketball League, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15913	06-1120072
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8270 Woodland Center
Tampa, Florida		33614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 769-3500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	USBL	OTC:Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Certifying Accountant.

The Board of Directors of the registrant, The United States Basketball League, Inc. ("USBL"), in light of a change of control in March 2021, has approved the engagement of Fei Qi CPA to replace Michael T. Studer CPA P.C. as the auditor of USBL effective April 8, 2021. Michael T. Studer CPA P.C. was engaged as USBL's certifying accountant on July 14, 2005.

The audit reports of on the Company's financial statements for the years ended February 28, 2019 and February 28, 2018 did not contain any adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles, except that the opinion issued with respect to the Company's financial statements for the years ended February 28, 2019 and February 28, 2018 included a reference to substantial doubt that existed regarding the Company's ability to continue as a going concern.

With respect to the financial statements for the years ended February 28, 2018 and February 28, 2019 and the subsequent interim period to the date of dismissal, there were no disagreements with Michael T. Studer CPA P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K), if not resolved to the satisfaction of Michael T. Studer CPA P.C., would have caused Michael T. Studer CPA P.C. to make a reference thereto in their reports on the financial statements, and there occurred no events as defined in Item 304(a)(1)(v) of Regulation S-K.

USBL has requested that Michael T. Studer CPA P.C. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.

Item 9.01 Financial Statements and Exhibits.

Exhibits

16.1        Letter from Michael T. Studer CPA P.C dated May 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The United States Basketball League, Inc.

Date: May 28, 2021	By:	/s/ Saeb Jannoun
Saeb Jannoun
President